RECORDING REQUESTED BY:
Fidelity National Title Insurance Company

WHEN RECORDED, RETURN TO:
Sheppard, Mullin, Richter & Hampton LLP
4 Embarcadero Center, 17th Floor
San Francisco, CA  94111
Attn: Joan H. Story, Esq.


                      NEW RECIPROCAL RIGHTS AGREEMENT

     THIS NEW RECIPROCAL RIGHTS AGREEMENT (the "Agreement") is made and entered into as of July 20, 1998 by and among THE PACIFIC LUMBER COMPANY, a Delaware corporation ("Pacific Lumber"), SCOTIA PACIFIC COMPANY LLC, a Delaware limited liability company ("Scotia Pacific"), and SALMON CREEK CORPORATION, a Delaware corporation ("Salmon Creek").

                                  RECITALS

     A. Scotia Pacific Holding Company, a Delaware corporation ("SPH"), previously acquired from Pacific Lumber approximately 179,200 acres of commercial timberlands located in Humboldt County, California, which land is more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "SPH Property"). At that time, Pacific Lumber retained ownership of and the right in perpetuity to harvest all trees and timber now or in the future growing on approximately 7,900 acres of the SPH Property (the "Original Pacific Lumber Timber Rights").

     B. Scotia Pacific is the successor by merger to SPH, and accordingly has succeeded in title to the SPH Property.

     C. Scotia Pacific has acquired from Pacific Lumber approximately 13,500 acres of additional commercial timberlands located in Humboldt County, California, which land is more particularly described in Exhibit B attached hereto and incorporated herein by this reference (the "New Scotia Pacific Property"), and the Original Pacific Lumber Timber Rights with respect to approximately 7,500 acres of the SPH Property. The SPH Property and the New Scotia Pacific Property are hereinafter referred to collectively as the "Scotia Pacific Property."

     D. Pacific Lumber retains title to certain additional real property in Humboldt County, California, near to or adjoining the Scotia Pacific Property and the Salmon Creek Property (as defined below), which land includes developed parcels, log decks, grasslands and timberlands and is more particularly described in Exhibit C attached hereto and incorporated herein by this reference (the "Pacific Lumber Property").

     E. Pacific Lumber has transferred to Scotia Pacific title to and the right in perpetuity to harvest all trees and timber now or in the future growing on approximately 11,100 acres of the Pacific Lumber Property (the "Scotia Pacific/PL Timber Rights").

     F. Scotia Pacific has transferred to Pacific Lumber title to and the right in perpetuity to harvest all trees and timber now or in the future growing on approximately 1,300 acres of the SPH Property (together with the Original Pacific Lumber Timber Rights to approximately 350 acres retained by Pacific Lumber, the "Pacific Lumber Timber Rights").

     G. Salmon Creek previously acquired from Pacific Lumber approximately 6,000 acres of land located in Humboldt County, California, which land is more particularly described in Exhibit D attached hereto and incorporated herein by this reference (the "Salmon Creek Property").

     H. Salmon Creek has transferred to Pacific Lumber, which has in turn transferred to Scotia Pacific, title to and the right in perpetuity to harvest all trees and timber now or in the future growing on approximately 1,100 acres of the Salmon Creek Property (the "Scotia Pacific/SC Timber Rights").

     I. The location of the lands subject to the Scotia Pacific/SC Timber Rights, and the Pacific Lumber Timber Rights, are shown with particularity on certain maps held in trust by U.S. Bank of California ("Escrow Holder") pursuant to the terms of that certain New Escrow Agreement dated as of July 20, 1998 (the "Escrow Agreement") among Scotia Pacific, Pacific Lumber, Salmon Creek, and the Escrow Holder. The Scotia Pacific/PL Timber Rights and the Scotia Pacific/SC Timber Rights are hereinafter referred to collectively as the "Scotia Pacific Timber Rights." The land subject to the Scotia Pacific Timber Rights is hereinafter referred to as the "Scotia Pacific Timber Rights Property," and the land subject to the Pacific Lumber Timber Rights is hereinafter referred to as the "Pacific Lumber Timber Rights Property."

     J. Pacific Lumber and Scotia Pacific have executed, or intend to execute, a New Services Agreement pursuant to which Pacific Lumber will provide certain land and timber operational and management services with respect to the Scotia Pacific Property and the Scotia Pacific Timber Rights Property (the "New Services Agreement"), a New Master Purchase Agreement governing the sale of logs by Scotia Pacific to Pacific Lumber and the harvesting and removal by Pacific Lumber of the logs so purchased (the "New Master Purchase Agreement"), a New Additional Services Agreement pursuant to which Scotia Pacific will provide certain services to Pacific Lumber (the "New Additional Services Agreement").

     K. Pacific Lumber, SPH and Salmon Creek previously entered into that certain Reciprocal Rights Agreement dated March 18, 1993 and recorded March 22, 1993 as Document No. 1993-1890-136 in the Official Records of Humboldt County, California (the "Old Reciprocal Rights Agreement").

     L. Pacific Lumber, Scotia Pacific and Salmon Creek now desire to provide for reciprocal rights of access over, entry onto and use of the lands of the other parties hereto in connection with the exercise of the Scotia Pacific Timber Rights and the Pacific Lumber Timber Rights, the performance of the New Services Agreement, the New Master Purchase Agreement and related log purchase agreements, and the New Additional Services Agreement and for various other purposes related to the operation, management and utilization of the lands and the timber owned by each, and on terms differing from the Old Reciprocal Rights Agreement.

                                 AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

     1. Termination of Old Reciprocal Rights Agreement. Pacific Lumber, Scotia Pacific, as successor in interest to SPH, and Salmon Creek, the parties to the Old Reciprocal Rights Agreement and the holders of all the real property subject to the Old Reciprocal Rights Agreement, hereby terminate the Old Reciprocal Rights Agreement (except to the extent otherwise provided in Section 9(a) of this Agreement).

     2. Access Rights. Pacific Lumber, Scotia Pacific and Salmon Creek hereby each grant to each of the other parties hereto, for the benefit of each party, its officers, directors, employees, agents, representatives, servants, invitees, successors and assigns (collectively, the "Related Persons"), the right to enter upon the Pacific Lumber Property, the Scotia Pacific Property and the Salmon Creek Property, respectively, for the following purposes (the "Purposes"):

          (i) to conduct wildlife and other studies and to gather any other data reasonably necessary, advisable or desirable to prepare timber harvesting plans and/or any other studies, reports, plans or documents in connection with the business and activities of Pacific Lumber, Scotia Pacific and/or Salmon Creek, whether or not required to be filed with any governmental departments, agencies or other entities having jurisdiction thereof;

          (ii) to survey or examine any portions of the Scotia Pacific Property, the Pacific Lumber Property, the Salmon Creek Property or the timber or other resources located thereon;

          (iii) to carry out conservation, management, operation and utilization activities with respect to timber, land and other resources, whether or not pursuant to the New Services Agreement, the New Master Purchase Agreement and related log purchase agreements and/or the New Additional Services Agreement;

          (iv) to implement and maintain fisheries and/or wildlife management or conservation programs, whether or not required by applicable law;

          (v) to conduct timber harvesting operations, including, without limitation, the removal of logs, with respect to timber owned by such party or subject to an agreement to cut or similar agreement in favor of such party;

          (vi) to carry out timber replanting and regeneration activities;

          (vii) to explore, test for and extract minerals, gas, oil and hydrocarbon substances owned by such party;

          (viii) to extract gravel and rock for any purpose permitted by paragraph 3 hereof;

          (ix) to extract water for any purpose permitted by paragraph 4 hereof;

          (x) to exercise hunting rights granted pursuant to paragraph 5 hereof;

          (xi) to conduct fire protection, fire suppression and fire control activities pursuant to paragraph 6 hereof;

          (xii) to provide ingress and egress from public roadways over the lands of the other parties to the Scotia Pacific Property, the Scotia Pacific Timber Rights Property, the Pacific Lumber Property, the Pacific Lumber Timber Rights Property and the Salmon Creek Property, utilizing existing and future roadways and rights-of-way on such lands;

          (xiii) to exercise any other rights granted by or reasonably necessary, advisable or desirable to perform such party's obligations under this Agreement, the New Services Agreement, the New Master Purchase Agreement, the New Additional Services Agreement or any of the other Operative Documents, as such term is defined in that certain Indenture dated as of even date herewith between Scotia Pacific and State Street Bank and Trust Company, as trustee, governing the Timber Notes issued by Scotia Pacific as of such date and any Additional Timber Notes subsequently issued by Scotia Pacific (the "Indenture"), or the Indenture or any other documents contemplated by the Indenture; and

          (xiv) to otherwise manage, operate and utilize such party's interest in the Scotia Pacific Property, the Scotia Pacific Timber Rights Property, the Pacific Lumber Property, the Pacific Lumber Timber Rights Property and the Salmon Creek Property and the assets located on or relating to any of the foregoing lands.

     (a) Existing Rights of Way. The foregoing grant of access shall include, without limitation, rights of way over all existing and future roads located on the Scotia Pacific Property, the Pacific Lumber Property and the Salmon Creek Property for any of the Purposes. This reciprocal grant of rights of way shall include the right of all lessees, licensees and permittees of Pacific Lumber, Scotia Pacific and Salmon Creek to use any roadways, now or hereafter existing, on the Scotia Pacific Property, the Pacific Lumber Property or the Salmon Creek Property which are reasonably necessary or advisable for ingress to and egress from that portion of the Scotia Pacific Property, the Pacific Lumber Property or the Salmon Creek Property subject to any lease, use agreement or similar agreement or arrangement. Pacific Lumber, Scotia Pacific and Salmon Creek each agree, from and after the date of this Agreement, not to enter into any lease, use agreement or similar agreement or arrangement with a third party which requires access over the lands owned by or subject to the timber rights of either of the other parties without obtaining the prior consent of such party, which consent shall not be unreasonably withheld.

     (b) New Roads. Pacific Lumber, Scotia Pacific and Salmon Creek, and their respective Related Persons, shall each have the right to construct such new roads over the lands of the other parties as are reasonably necessary, advisable or desirable to carry out any of the Purposes. All new roads shall be constructed so as to minimize any adverse affects on the land and otherwise in accordance with the provisions of Section 9(b) hereof. Before constructing any new road on the property of another party to this Agreement, Pacific Lumber, Scotia Pacific and Salmon Creek shall each obtain the approval of such party, which approval shall not be unreasonably withheld. If the burdened landowner objects to the proposed location of the new road, such owner shall propose an alternative location for construction of the proposed road, which alternative location shall not, in any material respect, increase the cost of constructing the road or decrease the usefulness of the road to the benefited party.

     (c) Road Construction and Maintenance Costs. So long as the New Services Agreement is in effect, Pacific Lumber shall be responsible for and Scotia Pacific shall bear the cost, in accordance with the provisions of the New Services Agreement, of maintaining all roads on or serving the Scotia Pacific Property or the Scotia Pacific Timber Rights Property and Pacific Lumber shall be responsible, at its own cost, for maintaining all roads on or serving the Pacific Lumber Property or the Pacific Lumber Timber Rights Property. Pacific Lumber and Scotia Pacific shall in the event of termination of the New Services Agreement, and Salmon Creek shall at all times, be responsible for maintaining all roads existing on or serving its own lands in a manner consistent in all material respects with prudent business practices, which, in the reasonable judgment of the responsible party, are (i) consistent with the current applicable industry standards, and (ii) in compliance in all material respects with applicable laws. Subject to the terms of the New Services Agreement, each party shall be responsible for construction of roads for its own benefit on its own lands. Any party desiring to construct a new road over the lands of another party shall be responsible for all costs of constructing such road, which thereafter shall be subject to the maintenance provisions of this paragraph.

     (d) Access Fees. No party shall charge the other parties any fees for access under the terms of this Agreement.

     3. Extraction of Rock and Gravel. In addition to the rights granted to Pacific Lumber by Scotia Pacific pursuant to the New Master Purchase Agreement, Pacific Lumber, Scotia Pacific and Salmon Creek hereby each grant to the other parties hereto, for the benefit of each party, and its Related Persons, the right to extract from the Pacific Lumber Property, the Scotia Pacific Property, and the Salmon Creek Property, respectively, rock and gravel in such quantities as may be required for use in the construction and maintenance of roads or as may be reasonably necessary, advisable or desirable to carry out any of the other Purposes. All such extractions of rock and gravel shall be performed in a manner reasonably designed to minimize any adverse affects on the land and otherwise in accordance with the provisions of Section 9(b) hereof.
     4. Water Rights. Pacific Lumber, Scotia Pacific and Salmon Creek hereby each grant to the other parties hereto, for the benefit of each party, and its Related Persons, the right to draw water from the creeks, streams and rivers on the Pacific Lumber Property, the Scotia Pacific Property and the Salmon Creek Property, respectively, as reasonably necessary, advisable or desirable to carry out any of the Purposes. Water shall be extracted only in amounts consistent in all material respects with the past practices of Pacific Lumber, with such modifications thereto from time to time as are reasonably necessary or advisable in light of changed circumstances or required by changes in the laws and/or governmental regulations applicable to such waterways, in a manner which does not impede, in any material respect, the legal or contractual rights of any downstream water users and otherwise in accordance with the provisions of
Section 9(b) hereof.

     5. Hunting and Fishing Rights. Pacific Lumber, Scotia Pacific and Salmon Creek hereby each grant to each of the other parties hereto, for the benefit of the officers, directors, employees, permittees and invitees of each party, the right to come onto the lands of the other for the purpose of hunting, at all times permitted by applicable law, all fish, game animals and birds permitted by applicable law to be hunted. Pacific Lumber shall have the sole authority and responsibility to supervise all hunting and game management activities on the Pacific Lumber Property, the Scotia Pacific Property and the Salmon Creek Property, including, without limitation, the issuance of hunting access permits and keys to locked access roads. Hunting access permits shall be issued only to persons holding valid hunting or fishing licenses and shall be issued only for use during legal hunting and/or fishing seasons established by the State of California.

     6.   Soil Conservation Districts; Fire Fighting.   Pacific Lumber,
Scotia Pacific and Salmon Creek hereby each covenant to cooperate with each of the other parties hereto in (i) the establishment of soil conservation districts, and (ii) the conduct of fire protection, fire suppression and fire control activities, benefiting the Pacific Lumber Property, the Scotia Pacific Property and/or the Salmon Creek Property. All decisions concerning the establishment of soil conservation districts or the conduct of fire protection, suppression or control activities shall be made jointly by the parties whose land is benefited thereby, and the costs thereof shall be borne as agreed by the parties.

     7. Joint Plans and Permits. Pacific Lumber, Scotia Pacific and Salmon Creek hereby each covenant to cooperate with each of the other parties in preparing, filing and updating, as required by any governmental department, agency or other entity having jurisdiction thereof or as otherwise deemed necessary, advisable or desirable by the parties, joint management, habitat conservation, sustained yield or similar plans or permits, with respect to the Pacific Lumber Property, the Scotia Pacific Property and the Salmon Creek Property and the timber and other resources thereon.

     8. Establishment of Agreed Boundaries. Pacific Lumber, Scotia Pacific and Salmon Creek hereby acknowledge that certain boundary lines have not been established by survey and, in many cases, section corners have not been physically located and marked to delineate the Pacific Lumber Property, the Scotia Pacific Property, the Salmon Creek Property, the Scotia Pacific Timber Rights Property, and the Pacific Lumber Timber Rights Property. Pacific Lumber, Scotia Pacific, and Salmon Creek agree that boundary determinations to delineate the land subject to the Scotia Pacific/SC Timber Rights, and the Pacific Lumber Timber Rights Property, shall be made pursuant to the New Escrow Agreement. Pacific Lumber, Scotia Pacific, and Salmon Creek agree that boundary determinations with respect to the remainder of the Scotia Pacific Timber Rights Property, and the Pacific Lumber Property, the Scotia Pacific Property, and the Salmon Creek Property reasonably made by any individual or firm selected jointly by all parties shall be binding upon Pacific Lumber, Scotia Pacific, and Salmon Creek. In the event Pacific Lumber, Scotia Pacific, and Salmon Creek are not able to agree upon an individual or firm to make the boundary determination, each party shall designate its own representative and the representatives shall work together in good faith to establish the agreed boundary. Nothing in the foregoing shall prevent any party from obtaining, at such party's cost, a survey by a licensed surveyor of any disputed boundary line. All agreed boundaries shall be blazed on trees and/or otherwise marked in accordance with then-existing standard industry practice for similar lands. In the event standing timber owned by Pacific Lumber, Scotia Pacific or Salmon Creek (or any two of them as appropriate) is harvested pursuant to a joint timber harvesting plan, the parties shall account for the timber volume harvested by each party, based on the agreed boundary established in accordance with this paragraph.

     9.   Indemnities and Covenants.

          (a) Pacific Lumber, Scotia Pacific and Salmon Creek (each, an "Indemnifying Party") hereby each agree to indemnify each of the other parties hereto, any subsidiary or affiliate companies of the other parties hereto, and their respective shareholders and members, and the Related Persons of any of the foregoing (the "Indemnified Parties") from and against any and all claims, demands, causes of action, expenses or liabilities (including reasonable attorneys fees and disbursements) of every kind and character (whether known or unknown, fixed or contingent, liquidated or unliquidated, secured or unsecured, choate or inchoate, accrued, absolute or otherwise), suffered or sustained, arising out of the activities or omissions of the Indemnifying Party under the Old Reciprocal Rights Agreement or this Agreement or the breach by the Indemnifying Party of any of the provisions of the Old Reciprocal Rights Agreement or this Agreement. Any Indemnified Party claiming a right of indemnity pursuant to this Section 9(a) shall notify the Indemnifying Party promptly of such claim after learning of the same. The Indemnifying Party shall have the right to defend the claim, and the Indemnified Party shall cooperate in the defense. If the Indemnifying Party does not defend the claim, the Indemnified Party may engage separate counsel and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel. Neither Indemnifying Party shall have any obligation to pay for any settlement of a claim made without its consent. Notwithstanding the foregoing, the monetary obligations of Scotia Pacific under this Section 9(a) or any other provisions of this Agreement shall be payable solely from, and the parties acknowledge that such obligations are expressly limited to, Excess Funds as such term is defined in the Indenture) or other funds not subject to the Lien of the Deed of Trust (as those terms are defined in the Indenture).

          (b) Pacific Lumber, Scotia Pacific and Salmon Creek each agree to carry out all activities permitted by the terms of this Agreement on the lands of the other parties hereto in compliance with all local, state and federal laws, ordinances, rules and regulations and regulatory permits or plans, or agreements with regulatory authorities, applicable to such lands and otherwise in a manner consistent in all material respects with the prudent business practices which, in the reasonable judgment of the acting party, are (i) consistent with then current applicable industry standards, and (ii) in compliance in all material respects with applicable laws. Each party shall supervise its employees, agents, representatives, servants and invitees while on the lands of the other party in a reasonably prudent manner.

     10. Covenants Running With the Land. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors of Pacific Lumber, Scotia Pacific and Salmon Creek, and the covenants contained in this Agreement shall, except as expressly provided to the contrary herein, be appurtenant to and run with the land and shall be binding upon all successor owners of the Pacific Lumber Property, the Scotia Pacific Property and the Salmon Creek Property. In the event (i) Pacific Lumber desires to sell or otherwise transfer: (x) all or a material portion of its interest in any portion of the Pacific Lumber Property or the Pacific Lumber Timber Rights Property; or (y) a majority of the then outstanding capital stock of Salmon Creek (whether in one or in a series of transactions), or (ii) Scotia Pacific desires to sell or otherwise transfer all or a material portion of its interest in any portion of the Scotia Pacific Property or the Scotia Pacific Timber Rights Property, or (iii) Salmon Creek desires to sell or otherwise transfer all or a material portion of its interest in any portion of the Salmon Creek Property, to an unrelated third party, it shall, prior to such sale or transfer, notify the other two parties. In the event that either or both of such other two parties determine, in its (their) reasonable business judgment, that a legitimate business purpose exists to terminate all or a portion of the reciprocal rights that would be received by the prospective transferee, then, upon written request from such other party or parties, the prospective transferor shall relinquish all of the reciprocal rights granted herein requested to be relinquished, provided that and only to the extent such termination and relinquishment shall not have a material adverse effect on any portion of the operations or business to be conducted by the prospective transferee on the property to be transferred as determined by the parties hereto in their reasonable business judgment. Such relinquishment shall be binding upon successor owners of the property to be transferred, and relinquishment of rights shall not terminate the burdens imposed by this Agreement upon the property to be transferred, which burdens shall not be terminated in connection with a transfer of property except as otherwise provided below. Furthermore, if the prospective transferor determines, in its reasonable business judgment, that the transferability or marketability of the property sought to be transferred will be impaired if burdened by one or more of the rights granted to the other party by this Agreement, then, upon receipt of a written request from the transferor prior to such transfer, the other parties to this Agreement shall relinquish all of the reciprocal rights granted herein requested to be relinquished with respect to the property to be transferred, provided that and only to the extent such termination and relinquishment shall not have a Material Adverse Effect (as defined in the Indenture) on Scotia Pacific, or a material adverse effect on any portion of the operations or business of any other relinquishing party as determined by the parties hereto in their reasonable business judgment. Such relinquishment shall be binding upon successor owners of the property to be transferred, and such relinquishment of rights shall not terminate the rights granted pursuant to this Agreement benefiting property to be transferred, which rights shall not be terminated in connection with a transfer of the property, except as otherwise provided above. Pacific Lumber, Scotia Pacific and Salmon Creek each agree to cooperate with each of the other parties hereto in granting to successor owners of any portion of the Pacific Lumber Property, the Scotia Pacific Property and the Salmon Creek Property such rights of way and/or other rights as may be reasonably required to make the parcel being transferred transferrable or marketable and to execute and deliver to the other such documents as may be necessary or appropriate to evidence any such grant or any termination of any rights granted herein, provided that no such document or agreement shall have a Material Adverse Effect (as defined in the Indenture) on Scotia Pacific, or a material adverse effect on the operation or business of any other party to this Agreement or its successors as determined by the parties hereto in their reasonable business judgment.

     11. Amendments. This Agreement may be amended only by an agreement in writing executed by all the parties in accordance with Section 4.12 of the Indenture. Promptly following the execution of any amendment to this Agreement, Scotia Pacific shall furnish to the Trustee and each Rating Agency (as those terms are defined in the Indenture) a true, correct and complete copy of such amendment.

     12. No Bankruptcy Petition. Pacific Lumber and Salmon Creek each hereby covenant and agree that prior to the date which is one year and one day after payment in full of all outstanding Notes (as defined in the Indenture), it will not institute against or join any other Persons (as that term is defined in the Indenture) in instituting against Scotia Pacific, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any Bankruptcy Law (as that term is defined in the Indenture).

     13. Entire Agreement. This Agreement (together with the Escrow Agreement with respect to the establishment of boundaries) contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any other representations or understandings of the parties.

     14. Severability. If any provision of the Agreement shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Agreement and all other such provisions shall remain in full force and effect.

     15. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by mail or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the addressee at the address specified below:

If to Pacific Lumber:    The Pacific Lumber Company
                         125 Main Street
                         P.O. Box 37
                         Scotia, California  95565
                         Attn:  Vice President, Finance and
                              Administration
                         Fax:   (707) 764-4269

If to Scotia Pacific:    Scotia Pacific Company LLC
                         Second Floor
                         125 Main Street
                         P.O. Box 712
                         Scotia, California  95565
                         Attn:  Vice President, Finance and
                              Administration
                         Fax:   (707) 764-5001

If to Salmon Creek:      Salmon Creek Corporation
                         125 Main Street
                         P. O. Box 37
                         Scotia, California 95565
                         Attn:  Vice President, Finance and
                              Administration
                         Fax:  (707) 764-4269

If to any Rating         Standard & Poor's, a division of the McGraw Hill
     Agency:                  Companies
                         26 Broadway - 10th Floor
                         New York, New York 10004
                         Fax:  (212) 208-8208
                         Attention:  Asset-Backed Surveillance Group


                         Moody's Investors Service, Inc.
                         99 Church Street - 4th Floor
                         New York, New York 10007
                         Fax:  (212) 553-4948
                         Attention:  ABS Monitoring Department

or such other address as either party may from time to time designate by like notice.

     16. Limitation on Rights. Notwithstanding any other provision of this Agreement to the contrary, neither Pacific Lumber nor Salmon Creek shall exercise any of the rights granted to such party hereunder (including, without limitation, all rights granted pursuant to paragraph 3 and 4 hereof) in such a manner so as to have a Material Adverse Effect, as that term is defined in the Indenture, on Scotia Pacific.

     17. Headings. The section headings in this Agreement are for the purpose of reference only and shall not affect the meaning of any of the provisions of this Agreement.

     18. Governing Law. This Agreement shall be governed by the internal laws of the State of California, without regard to principles of conflicts of law.

     19. Termination Upon Transfer to Governmental Entities. Notwithstanding the provisions of Section 10, in the event (i) Pacific Lumber sells or otherwise transfers any portion of the Pacific Lumber Property or the Pacific Lumber Timber Rights Property; or (ii) Scotia Pacific sells or otherwise transfers any portion of the Scotia Pacific Property or the Scotia Pacific Timber Rights Property, or (iii) Salmon Creek sells or otherwise transfers any portion of the Salmon Creek Property, to any federal, state or local governmental entity, this Agreement, including without limitation the reciprocal rights provided hereby and the burdens imposed hereby, shall automatically terminate with respect to the property being transferred. Pacific Lumber, Scotia Pacific and Salmon Creek each agree to execute and deliver to the other such documents as may be necessary or appropriate to evidence any such termination.


                  [Rest of page intentionally left blank]


         IN WITNESS WHEREOF, the parties hereto have executed this Reciprocal Rights Agreement as of the date first written above.

                                        THE PACIFIC LUMBER COMPANY, a
                                        Delaware corporation


                                        By: /S/ John A. Campbell
                                        Print: John A. Campbell
                                        As Its: President and CEO



                                        SCOTIA PACIFIC COMPANY LLC,
                                        a Delaware limited liability
                                        company


                                        By: /s/ Gary L. Clark
                                        Print: Gary L. Clark
                                        As Its: Vice President


                                        SALMON CREEK CORPORATION, a
                                        Delaware corporation


                                        By: /s/ William S. Riegel
                                        Print: William S. Riegel
                                        As Its: Vice President



STATE OF CALIFORNIA      )
                         )
COUNTY OF HUMBOLDT       )


     On July 16, 1998, before me, Susan Pryor-Colby, a Notary Public for the State of California, personally appeared
John A. Campbell, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


     Signature: /s/ Susan Pryor-Colby             (Seal)


STATE OF CALIFORNIA      )
                         )
COUNTY OF  HUMBOLDT      )


     On July 16, 1998, before me, Susan Pryor-Colby, a Notary Public for the State of California, personally appeared
Gary L. Clark, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


     Signature: /s/ Susan Pryor-Colby             (Seal)



STATE OF CALIFORNIA      )
                         )
COUNTY OF  HUMBOLDT      )


     On July 16, 1998, before me, Susan Pryor-Colby, a Notary Public for the State of California, personally appeared
William S. Riegel, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


     Signature: /s/ Susan Pryor-Colby             (Seal)